Exhibit 1.1

3M COMPANY
3.000% Notes due 2021

Floating Rate Notes due 2024

3.250% Notes due 2024

3.625% Notes due 2028

4.000% Notes due 2048

TERMS AGREEMENT

September 11, 2018

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

As representatives of the several Purchasers

identified in Schedule I hereto

Dear Ladies and Gentlemen:

Reference is made to the Second Amended and Restated Distribution Agreement, dated May 19, 2016 (the “Distribution Agreement”), between 3M Company (the “Company”) on the one hand and the agents from time to time a party thereto (the “Agents”) on the other relating to the issuance and sale by the Company from time to time of its medium-term notes, Series F (the “MTN Program”). The Company proposes to issue and sell to Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and Goldman Sachs & Co. LLC, and each of the other entities identified in Schedule I hereto (such other entities, the “Additional Agents” and, collectively with Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and Goldman Sachs & Co. LLC, the “Purchasers”), for whom Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and Goldman Sachs & Co. LLC are acting as representatives, the securities specified in Schedule I hereto (the “Purchased Securities”).  The Company hereby appoints each of the Additional Agents (to the extent that such Additional Agent is not already party to the Distribution Agreement) as an Agent under the MTN Program but only in respect of the Purchased Securities and each of the Additional Agents hereby accepts such appointment.  For the purposes of the sale and offering of the Purchased Securities as contemplated hereby, each of the Additional Agents named herein agrees that it shall be bound by the obligations of Agents set forth in, and shall be entitled to the benefits of such Agents pursuant to, the provisions of the Distribution Agreement and each of the provisions of the Distribution Agreement (excluding, for the avoidance of doubt,

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the Administrative Procedure (as defined therein) and any provisions related to the solicitation by the Agents, as agents of the Company, of offers to purchase Securities) is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein.  Nothing contained herein or in the Distribution Agreement shall make any party hereto an agent of the Company or make such party subject to the provisions therein relating to the solicitation of offers to purchase Securities from the Company, solely by virtue of its execution of this Terms Agreement.  Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement to the Purchasers, except that each representation and warranty in Section 1 of the Distribution Agreement which makes reference to the Prospectus shall be deemed to be a representation and warranty as of the date of the Distribution Agreement in relation to the Prospectus (as therein defined), and also a representation and a warranty as of the date of this Terms Agreement in relation to the Prospectus as amended and supplemented to relate to the Purchased Securities.

A supplement to the Prospectus relating to the Purchased Securities, in a form satisfactory to you will be filed with the Commission within the time period specified in Rule 424(b) under the Securities Act of 1933, as amended.

1.              Subject to the terms and conditions set forth herein and in the Distribution Agreement incorporated herein by reference, the Company agrees to issue and sell to the Purchasers identified in Schedule I hereto, and such Purchasers severally agree to purchase from the Company the Purchased Securities, at the time and place, in the respective principal amounts and at the respective purchase prices set forth in Schedule I hereto.

2.              If one or more of the Purchasers shall fail at the Time of Delivery to purchase the Purchased Securities (the “Defaulted Securities”), then the nondefaulting Purchasers shall have the right, within 24 hours thereafter, to make arrangements for one of them or one or more other Purchasers to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; provided, however, that if such arrangements shall not have been completed within such 24-hour period, then:

(a)                                 if the aggregate principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of Purchased Securities, the nondefaulting Purchasers shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective initial obligations under this Terms Agreement bear to the obligations of all nondefaulting Purchasers under this Terms Agreement; or

(b)                                 if the aggregate principal amount of Defaulted Securities exceeds 10% of the aggregate principal amount of Purchased Securities, this Terms Agreement shall terminate without liability on the part of any nondefaulting Purchaser.

No action taken pursuant to this Section 2 shall relieve any defaulting Purchaser from liability in respect of its default.  In the event of any such default which does not result in a termination of this Terms Agreement, either the nondefaulting Purchasers or the Company shall have the right to postpone the Time of Delivery for a period not exceeding seven days in order to

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effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements.

3.              The Purchasers shall be obligated, severally, to pay the fees and disbursements of their counsel in the same proportion as the aggregate principal amount of Purchased Securities set forth opposite their respective names in Schedule I hereto (it being understood that nothing in this provision shall impact the obligations of the Company pursuant to Sections 7 and 8 of the Distribution Agreement).

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If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, and upon acceptance hereof by you this letter and such acceptance hereof, including those provisions of the Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between you and the Company.

3M Company

By:	/s/ Nicholas C. Gangestad
	Name:	Nicholas C. Gangestad
	Title:	Senior Vice President and Chief Financial Officer

By:	/s/ Sarah Grauze
	Name:	Sarah Grauze
	Title:	Treasurer, Vice President

[Signature Page to Terms Agreement]

Accepted as of the date hereof:

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Adam D. Bordner
	Name:	Adam D. Bordner
	Title:	Director

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Jared Birnbaum
	Name:	Jared Birnbaum
	Title:	Managing Director

By:	/s/ Christopher J. Kulusic
	Name:	Christopher J. Kulusic
	Title:	Director

GOLDMAN SACHS & CO. LLC

By:	/s/ Adam Greene
	Name:	Adam Greene
	Title:	Managing Director

On behalf of themselves and the other several Purchasers

[Signature Page to Terms Agreement]

Schedule I

3.000% NOTES DUE 2021

TITLE OF PURCHASED SECURITIES:

Medium-Term Notes, Series F, 3.000% Notes due 2021

AGGREGATE PRINCIPAL AMOUNT:

$400,000,000

PRICE TO PUBLIC:  99.795%

PURCHASE PRICE to be paid by the Purchasers:

99.645% of the principal amount of the Purchased Securities, plus accrued interest, if any, from September 14, 2018.

METHOD OF AND SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:

By wire transfer to a bank account specified by the Company in immediately available funds.

INDENTURE:

Indenture, dated as of November 17, 2000, as supplemented by a First Supplemental Indenture dated as of July 29, 2011 and as it may be further supplemented from time to time, between the Company and The Bank of New York Mellon Trust Company, N.A., Trustee

APPLICABLE TIME: 5:15 p.m. September 11, 2018 Eastern Time

TIME OF DELIVERY: September 14, 2018

CLOSING LOCATION: Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019

MATURITY: September 14, 2021

INTEREST RATE:

3.000% per annum

INTEREST PAYMENT DATES:

Payable semiannually March 14 and September 14 of each year, commencing March 14, 2019

REGULAR RECORD DATE:

The 15th calendar day immediately preceding the applicable Interest Payment Date

DAY COUNT CONVENTION:

30/360

DOCUMENTS TO BE DELIVERED:

The following documents referred to in the Distribution Agreement shall be delivered as a condition to the Closing:

(l)                                     The opinion or opinions of counsel to the Purchasers referred to in Section 4(h).

(2)                                 The opinion of counsel to the Company referred to in Section 4(i).

(3)                                 The accountants’ letters referred to in Section 4(j), which shall be delivered on the date hereof with a bring-down comfort letter in form and substance satisfactory to the Purchasers to be delivered on the date of Closing.

(4)                                 The officers’ certificate referred to in Section 4(k).

OTHER PROVISIONS (INCLUDING SYNDICATE PROVISIONS, IF APPLICABLE):

Optional Make-Whole Redemption and Redemption at Par Prior to Maturity as described in the Final Term Sheet attached to this Terms Agreement as Exhibit A

Schedule of Purchasers:

Purchasers	Principal Amount of 3.000% Notes due 2021
Citigroup Global Markets Inc.	$98,000,000
Deutsche Bank Securities Inc.	98,000,000
Goldman Sachs & Co. LLC	98,000,000
Credit Suisse Securities (USA) LLC	98,000,000
Blaylock Van, LLC	2,000,000
Drexel Hamilton, LLC	2,000,000
Guzman & Company	2,000,000
Mischler Financial Group, Inc.	2,000,000
Total	$400,000,000

FLOATING RATE NOTES DUE 2024

TITLE OF PURCHASED SECURITIES:

Medium-Term Notes, Series F, Floating Rate Notes due 2024

AGGREGATE PRINCIPAL AMOUNT:

$300,000,000

PRICE TO PUBLIC:  100.000%

PURCHASE PRICE to be paid by the Purchasers:

99.750% of the principal amount of the Purchased Securities, plus accrued interest, if any, from September 14, 2018.

METHOD OF AND SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:

By wire transfer to a bank account specified by the Company in immediately available funds.

INDENTURE:

Indenture, dated as of November 17, 2000, as supplemented by a First Supplemental Indenture dated as of July 29, 2011 and as it may be further supplemented from time to time, between the Company and The Bank of New York Mellon Trust Company, N.A., Trustee

APPLICABLE TIME: 5:15 p.m. September 11, 2018 Eastern Time

TIME OF DELIVERY: September 14, 2018

CLOSING LOCATION: Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019

MATURITY:  February 14, 2024

BASE RATE:

LIBOR

DESIGNATED LIBOR PAGE:

The Bloomberg Screen BBAL display page, or any successor page, on Bloomberg or any successor service (or any such other service(s) as may be nominated by ICE Benchmark Administration Limited (“IBA”) or its successor or such other entity assuming the responsibility of IBA or its successor in calculating the London Interbank Offered Rate in the event IBA or its successor no longer does so).

INDEX CURRENCY:

U.S. Dollars

SPREAD:

+ 30 basis points (0.300%)

INDEX MATURITY:

3 months

INTEREST RATE CALCULATION:

LIBOR determined on the Interest Determination Date plus the Spread

INITIAL INTEREST RATE:

LIBOR as of two (2) London Business Days prior to the Original Issue Date plus the Spread

INTEREST RESET PERIODS AND DATES:

Quarterly on the 14th of February, May, August and November of each year prior to the Maturity Date

INTEREST DETERMINATION DATES:

Quarterly, two (2) London Business Days prior to each Interest Reset Date

INTEREST PAYMENT DATES:

Payable quarterly on the 14th day of February, May, August and November, beginning November 14, 2018

MINIMUM INTEREST RATE:

0.000% per annum

REGULAR RECORD DATE:

The 15th calendar day immediately preceding the applicable Interest Payment Date

DAY COUNT CONVENTION:

Actual/360

DOCUMENTS TO BE DELIVERED:

The following documents referred to in the Distribution Agreement shall be delivered as a condition to the Closing:

(l)                                     The opinion or opinions of counsel to the Purchasers referred to in Section 4(h).

(2)                                 The opinion of counsel to the Company referred to in Section 4(i).

(3)                                 The accountants’ letters referred to in Section 4(j), which shall be delivered on the date hereof with a bring-down comfort letter in form and substance satisfactory to the Purchasers to be delivered on the date of Closing.

(4)                                 The officers’ certificate referred to in Section 4(k).

OTHER PROVISIONS (INCLUDING SYNDICATE PROVISIONS, IF APPLICABLE):

N/A

Schedule of Purchasers:

Purchasers	Principal Amount of Floating Rate Notes due 2024
Citigroup Global Markets Inc.	$73,500,000
Deutsche Bank Securities Inc.	73,500,000
Goldman Sachs & Co. LLC	73,500,000
Credit Suisse Securities (USA) LLC	73,500,000
Blaylock Van, LLC	1,500,000
Drexel Hamilton, LLC	1,500,000
Guzman & Company	1,500,000
Mischler Financial Group, Inc.	1,500,000
Total	$300,000,000

3.250% NOTES DUE 2024

TITLE OF PURCHASED SECURITIES:

Medium-Term Notes, Series F, 3.250% Notes due 2024

AGGREGATE PRINCIPAL AMOUNT:

$300,000,000

PRICE TO PUBLIC:  99.756%

PURCHASE PRICE to be paid by the Purchasers:

99.506% of the principal amount of the Purchased Securities, plus accrued interest, if any, from September 14, 2018.

METHOD OF AND SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:

By wire transfer to a bank account specified by the Company in immediately available funds.

INDENTURE:

Indenture, dated as of November 17, 2000, as supplemented by a First Supplemental Indenture dated as of July 29, 2011 and as it may be further supplemented from time to time, between the Company and The Bank of New York Mellon Trust Company, N.A., Trustee

APPLICABLE TIME: 5:15 p.m. September 11, 2018 Eastern Time

TIME OF DELIVERY: September 14, 2018

CLOSING LOCATION: Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019

MATURITY:        February 14, 2024

INTEREST RATE:

3.250% per annum

INTEREST PAYMENT DATES:

Payable semiannually February 14 and August 14 of each year, commencing February 14, 2019

REGULAR RECORD DATE:

The 15th calendar day immediately preceding the applicable Interest Payment Date

DAY COUNT CONVENTION:

30/360

DOCUMENTS TO BE DELIVERED:

The following documents referred to in the Distribution Agreement shall be delivered as a condition to the Closing:

(l)                                     The opinion or opinions of counsel to the Purchasers referred to in Section 4(h).

(2)                                 The opinion of counsel to the Company referred to in Section 4(i).

(3)                                 The accountants’ letters referred to in Section 4(j), which shall be delivered on the date hereof with a bring-down comfort letter in form and substance satisfactory to the Purchasers to be delivered on the date of Closing.

(4)                                 The officers’ certificate referred to in Section 4(k).

OTHER PROVISIONS (INCLUDING SYNDICATE PROVISIONS, IF APPLICABLE):

Optional Make-Whole Redemption and Redemption at Par Prior to Maturity as described in the Final Term Sheet attached to this Terms Agreement as Exhibit A

Schedule of Purchasers:

Purchasers	Principal Amount of 3.250% Notes due 2024

Citigroup Global Markets Inc.	$73,500,000
Deutsche Bank Securities Inc.	73,500,000
Goldman Sachs & Co. LLC	73,500,000
Credit Suisse Securities (USA) LLC	73,500,000
Blaylock Van, LLC	1,500,000
Drexel Hamilton, LLC	1,500,000
Guzman & Company	1,500,000
Mischler Financial Group, Inc.	1,500,000
Total	$300,000,000

3.625% NOTES DUE 2028

TITLE OF PURCHASED SECURITIES:

Medium-Term Notes, Series F, 3.625% Notes due 2028

AGGREGATE PRINCIPAL AMOUNT:

$600,000,000

PRICE TO PUBLIC:  100.000%

PURCHASE PRICE to be paid by the Purchasers:

99.600% of the principal amount of the Purchased Securities, plus accrued interest, if any, from September 14, 2018.

METHOD OF AND SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:

By wire transfer to a bank account specified by the Company in immediately available funds.

INDENTURE:

Indenture, dated as of November 17, 2000, as supplemented by a First Supplemental Indenture dated as of July 29, 2011 and as it may be further supplemented from time to time, between the Company and The Bank of New York Mellon Trust Company, N.A., Trustee

APPLICABLE TIME: 5:15 p.m. September 11, 2018 Eastern Time

TIME OF DELIVERY: September 14, 2018

CLOSING LOCATION: Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019

MATURITY:  September 14, 2028

INTEREST RATE:

3.625% per annum

INTEREST PAYMENT DATES:

Payable semiannually March 14 and September 14 of each year, commencing March 14, 2019

REGULAR RECORD DATE:

The 15th calendar day immediately preceding the applicable Interest Payment Date

DAY COUNT CONVENTION:

30/360

DOCUMENTS TO BE DELIVERED:

The following documents referred to in the Distribution Agreement shall be delivered as a condition to the Closing:

(l)                                     The opinion or opinions of counsel to the Purchasers referred to in Section 4(h).

(2)                                 The opinion of counsel to the Company referred to in Section 4(i).

(3)                                 The accountants’ letters referred to in Section 4(j), which shall be delivered on the date hereof with a bring-down comfort letter in form and substance satisfactory to the Purchasers to be delivered on the date of Closing.

(4)                                 The officers’ certificate referred to in Section 4(k).

OTHER PROVISIONS (INCLUDING SYNDICATE PROVISIONS, IF APPLICABLE):

Optional Make-Whole Redemption and Redemption at Par Prior to Maturity as described in the Final Term Sheet attached to this Terms Agreement as Exhibit A

Schedule of Purchasers:

Purchasers	Principal Amount of 3.625% Notes due 2028

Citigroup Global Markets Inc.	$147,000,000
Deutsche Bank Securities Inc.	147,000,000
Goldman Sachs & Co. LLC	147,000,000
Credit Suisse Securities (USA) LLC	147,000,000
Blaylock Van, LLC	3,000,000
Drexel Hamilton, LLC	3,000,000
Guzman & Company	3,000,000
Mischler Financial Group, Inc.	3,000,000
Total	$600,000,000

4.000% NOTES DUE 2048

TITLE OF PURCHASED SECURITIES:

Medium-Term Notes, Series F, 4.000% Notes due 2048

AGGREGATE PRINCIPAL AMOUNT:

$650,000,000

PRICE TO PUBLIC:  98.811%

PURCHASE PRICE to be paid by the Purchasers:

98.061% of the principal amount of the Purchased Securities, plus accrued interest, if any, from September 14, 2018.

METHOD OF AND SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:

By wire transfer to a bank account specified by the Company in immediately available funds.

INDENTURE:

Indenture, dated as of November 17, 2000, as supplemented by a First Supplemental Indenture dated as of July 29, 2011 and as it may be further supplemented from time to time, between the Company and The Bank of New York Mellon Trust Company, N.A., Trustee

APPLICABLE TIME: 5:15 p.m. September 11, 2018 Eastern Time

TIME OF DELIVERY: September 14, 2018

CLOSING LOCATION: Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019

MATURITY: September 14, 2048

INTEREST RATE:

4.000% per annum

INTEREST PAYMENT DATES:

Payable semiannually March 14 and September 14 of each year, commencing March 14, 2019

REGULAR RECORD DATE:

The 15th calendar day immediately preceding the applicable Interest Payment Date

DAY COUNT CONVENTION:

30/360

DOCUMENTS TO BE DELIVERED:

The following documents referred to in the Distribution Agreement shall be delivered as a condition to the Closing:

(l)                                     The opinion or opinions of counsel to the Purchasers referred to in Section 4(h).

(2)                                 The opinion of counsel to the Company referred to in Section 4(i).

(3)                                 The accountants’ letters referred to in Section 4(j), which shall be delivered on the date hereof with a bring-down comfort letter in form and substance satisfactory to the Purchasers to be delivered on the date of Closing.

(4)                                 The officers’ certificate referred to in Section 4(k).

OTHER PROVISIONS (INCLUDING SYNDICATE PROVISIONS, IF APPLICABLE):

Optional Make-Whole Redemption and Redemption at Par Prior to Maturity as described in the Final Term Sheet attached to this Terms Agreement as Exhibit A

Schedule of Purchasers:

Purchasers	Principal Amount of 4.000% Notes due 2048

Citigroup Global Markets Inc.	$159,250,000
Deutsche Bank Securities Inc.	159,250,000
Goldman Sachs & Co. LLC	159,250,000
Credit Suisse Securities (USA) LLC	159,250,000
Blaylock Van, LLC	3,250,000
Drexel Hamilton, LLC	3,250,000
Guzman & Company	3,250,000
Mischler Financial Group, Inc.	3,250,000
Total	$650,000,000

Schedule II

Materials Other than the Pricing Prospectus and Final Term Sheet Included in the Disclosure Package

None

Schedule III

Issuer Free Writing Prospectuses Not Included in the Disclosure Package

Road Show: None

Exhibit A

Final Term Sheet

A-1

Filed Pursuant to Rule 433
Dated September 11, 2018
Registration Statement No. 333-216219

3M Company
Medium-Term Notes, Series F
$400,000,000 3.000% Notes due 2021

$300,000,000 Floating Rate Notes due 2024

$300,000,000 3.250% Notes due 2024

$600,000,000 3.625% Notes due 2028
$650,000,000 4.000% Notes due 2048

Summary of Terms

3.000% Notes due 2021

Issuer:	3M Company

Expected Ratings*:	A1 (Stable) / AA- (Stable) (Moody’s / S&P)

Security Description:	SEC-Registered 3-year Fixed Rate Notes

Principal Amount:	$400,000,000

Trade Date:	September 11, 2018

Settlement Date:	September 14, 2018 (T+3); See “—Supplemental Information Concerning Plan of Distribution” below.

Maturity Date:	September 14, 2021

Coupon:	3.000% per annum

Interest Payment Dates:	Payable semi-annually on the 14th day of March and September, beginning March 14, 2019

Regular Record Date:	The 15th calendar day immediately preceding the applicable Interest Payment Date

Day Count Convention:	30/360

Benchmark Treasury:	2.750% due August 15, 2021

Benchmark Treasury Price & Yield:	99-25+; 2.822%

Re-offer Spread to Benchmark:	T + 25 bps

Re-offer Yield:	3.072%

Price to Public:	99.795%

Gross Proceeds:	$399,180,000

CUSIP / ISIN:	88579Y BA8 / US88579YBA82

Minimum Denominations:	$2,000 by $1,000

Redemption:	Yes, Optional Make-Whole Redemption and Redemption at Par Prior to Maturity as provided in “—Optional Make-Whole Redemption and Redemption at Par Prior to Maturity” below.

Joint Book-Running Managers:	Citigroup Global Markets Inc.
Deutsche Bank Securities Inc.
Goldman Sachs & Co. LLC
Credit Suisse Securities (USA) LLC

Co-Managers:	Blaylock Van, LLC
Drexel Hamilton, LLC
Guzman & Company
Mischler Financial Group, Inc.

Supplemental Information Concerning Plan of Distribution:	See “—Supplemental Information Concerning Plan of Distribution” below.

Supplemental Risk Factors:	See “—Supplemental Risk Factors with Respect to the Fixed Rate Notes” below.

* A security rating is not a recommendation to buy, sell or hold securities and should be evaluated independently of any other rating.  The rating is subject to revision or withdrawal at any time.

Floating Rate Notes due 2024

Issuer:	3M Company

Expected Ratings*:	A1 (Stable) / AA- (Stable) (Moody’s / S&P)

Security Description:	SEC-Registered 5-year Floating Rate Notes

Principal Amount:	$300,000,000

Trade Date:	September 11, 2018

Settlement Date (Original Issue Date):	September 14, 2018 (T+3); See “—Supplemental Information Concerning Plan of Distribution” below.

Maturity Date:	February 14, 2024

Interest Rate:	LIBOR plus the Spread

Base Rate:	LIBOR; See “—Supplemental Information Concerning LIBOR” below.

Designated LIBOR Page:

The Bloomberg Screen BBAL display page, or any successor page, on Bloomberg or any successor service (or any such other service(s) as may be nominated by ICE Benchmark Administration Limited (“IBA”) or its successor or such other entity assuming the responsibility of IBA or its successor in calculating the London Interbank Offered Rate in the event IBA or its successor no longer does so).

Index Currency:	U.S. Dollars

Spread:	+30 bps (0.300%)

Index Maturity:	3 months

Initial Interest Rate:	LIBOR as of two (2) London Business Days prior to the Original Issue Date plus the Spread

Interest Reset Periods and Dates:	Quarterly on the 14th of February, May, August and November of each year prior to the Maturity Date

Interest Determination Dates:	Quarterly, two (2) London Business Days prior to each Interest Reset Date

Interest Payment Dates:	Payable quarterly on the 14th day of February, May, August and November, beginning November 14, 2018

Minimum Interest Rate:	0.000% per annum

Regular Record Date:	The 15th calendar day immediately preceding the applicable Interest Payment Date

Day Count Convention:	Actual/360

Price to Public:	100.000%

Gross Proceeds:	$300,000,000

CUSIP / ISIN:	88579Y BE0 / US88579YBE05

Minimum Denominations:	$2,000 by $1,000

Calculation Agent:	The Bank of New York Mellon Trust Company, N.A.

Joint Book-Running Managers:	Citigroup Global Markets Inc.
Deutsche Bank Securities Inc.
Goldman Sachs & Co. LLC
Credit Suisse Securities (USA) LLC

Co-Managers:	Blaylock Van, LLC
Drexel Hamilton, LLC
Guzman & Company
Mischler Financial Group, Inc.

Supplemental Information Concerning Plan of Distribution:	See “—Supplemental Information Concerning Plan of Distribution” below.

Supplemental Information Concerning LIBOR:

The discussion of the LIBOR determination set forth in the prospectus supplement under the caption “Description of Notes We May Offer—Interest Rates—LIBOR Notes” is amended and restated in its entirety as set forth under “—Supplemental Information Concerning LIBOR” below.

Supplemental Risk Factors:	See “—Supplemental Risk Factors with Respect to the Floating Rate Notes” below.

* A security rating is not a recommendation to buy, sell or hold securities and should be evaluated independently of any other rating.  The rating is subject to revision or withdrawal at any time.

3.250% Notes due 2024

Issuer:	3M Company

Expected Ratings*:	A1 (Stable) / AA- (Stable) (Moody’s / S&P)

Security Description:	SEC-Registered 5-year Fixed Rate Notes

Principal Amount:	$300,000,000

Trade Date:	September 11, 2018

Settlement Date:	September 14, 2018 (T+3); See “—Supplemental Information Concerning Plan of Distribution” below.

Maturity Date:	February 14, 2024

Coupon:	3.250% per annum

Interest Payment Dates:	Payable semi-annually on the 14th day of February and August, beginning February 14, 2019

Regular Record Date:	The 15th calendar day immediately preceding the applicable Interest Payment Date

Day Count Convention:	30/360

Benchmark Treasury:	2.750% due August 31, 2023

Benchmark Treasury Price & Yield:	99-14¼; 2.870%

Re-offer Spread to Benchmark:	T + 43 bps

Re-offer Yield:	3.300%

Price to Public:	99.756%

Gross Proceeds:	$299,268,000

CUSIP / ISIN:	88579Y BB6 / US88579YBB65

Minimum Denominations:	$2,000 by $1,000

Redemption:	Yes, Optional Make-Whole Redemption and Redemption at Par Prior to Maturity as provided in “—Optional Make-Whole Redemption and Redemption at Par Prior to Maturity” below.

Joint Book-Running Managers:	Citigroup Global Markets Inc.
Deutsche Bank Securities Inc.
Goldman Sachs & Co. LLC
Credit Suisse Securities (USA) LLC

Co-Managers:	Blaylock Van, LLC
Drexel Hamilton, LLC

Guzman & Company
Mischler Financial Group, Inc.

Supplemental Information Concerning Plan of Distribution:	See “—Supplemental Information Concerning Plan of Distribution” below.

Supplemental Risk Factors:	See “—Supplemental Risk Factors with Respect to the Fixed Rate Notes” below.

* A security rating is not a recommendation to buy, sell or hold securities and should be evaluated independently of any other rating.  The rating is subject to revision or withdrawal at any time.

3.625% Notes due 2028

Issuer:	3M Company

Expected Ratings*:	A1 (Stable) / AA- (Stable) (Moody’s / S&P)

Security Description:	SEC-Registered 10-year Fixed Rate Notes

Principal Amount:	$600,000,000

Trade Date:	September 11, 2018

Settlement Date:	September 14, 2018 (T+3); See “—Supplemental Information Concerning Plan of Distribution” below.

Maturity Date:	September 14, 2028

Coupon:	3.625% per annum

Interest Payment Dates:	Payable semi-annually on the 14th day of March and September, beginning March 14, 2019

Regular Record Date:	The 15th calendar day immediately preceding the applicable Interest Payment Date

Day Count Convention:	30/360

Benchmark Treasury:	2.875% due August 15, 2028

Benchmark Treasury Price & Yield:	99-04+; 2.975%

Re-offer Spread to Benchmark:	T + 65 bps

Re-offer Yield:	3.625%

Price to Public:	100.000%

Gross Proceeds:	$600,000,000

CUSIP / ISIN:	88579Y BC4 / US88579YBC49

Minimum Denominations:	$2,000 by $1,000

Redemption:	Yes, Optional Make-Whole Redemption and Redemption at Par Prior to Maturity as provided in “—Optional Make-Whole Redemption and Redemption at Par Prior to Maturity” below.

Joint Book-Running Managers:	Citigroup Global Markets Inc.
Deutsche Bank Securities Inc.
Goldman Sachs & Co. LLC
Credit Suisse Securities (USA) LLC

Co-Managers:	Blaylock Van, LLC
Drexel Hamilton, LLC
Guzman & Company
Mischler Financial Group, Inc.

Supplemental Information Concerning Plan of Distribution:	See “—Supplemental Information Concerning Plan of Distribution” below.

Supplemental Risk Factors:	See “—Supplemental Risk Factors with Respect to the Fixed Rate Notes” below.

* A security rating is not a recommendation to buy, sell or hold securities and should be evaluated independently of any other rating.  The rating is subject to revision or withdrawal at any time.

4.000% Notes due 2048

Issuer:	3M Company

Expected Ratings*:	A1 (Stable) / AA- (Stable) (Moody’s / S&P)

Security Description:	SEC-Registered 30-year Fixed Rate Notes

Principal Amount:	$650,000,000

Trade Date:	September 11, 2018

Settlement Date:	September 14, 2018 (T+3); See “—Supplemental Information Concerning Plan of Distribution” below.

Maturity Date:	September 14, 2048

Coupon:	4.000% per annum

Interest Payment Dates:	Payable semi-annually on the 14th day of March and September, beginning March 14, 2019

Regular Record Date:	The 15th calendar day immediately preceding the applicable Interest Payment Date

Day Count Convention:	30/360

Benchmark Treasury:	3.125% due May 15, 2048

Benchmark Treasury Price & Yield:	100-03+; 3.119%

Re-offer Spread to Benchmark:	T + 95 bps

Re-offer Yield:	4.069%

Price to Public:	98.811%

Gross Proceeds:	$642,271,500

CUSIP / ISIN:	88579Y BD2 / US88579YBD22

Minimum Denominations:	$2,000 by $1,000

Redemption:	Yes, Optional Make-Whole Redemption and Redemption at Par Prior to Maturity as provided in “—Optional Make-Whole Redemption and Redemption at Par Prior to Maturity” below.

Joint Book-Running Managers:	Citigroup Global Markets Inc.
Deutsche Bank Securities Inc.
Goldman Sachs & Co. LLC
Credit Suisse Securities (USA) LLC

Co-Managers:	Blaylock Van, LLC

Drexel Hamilton, LLC
Guzman & Company
Mischler Financial Group, Inc.

Supplemental Information Concerning Plan of Distribution:	See “—Supplemental Information Concerning Plan of Distribution” below.

Supplemental Risk Factors:	See “—Supplemental Risk Factors with Respect to the Fixed Rate Notes” below.

* A security rating is not a recommendation to buy, sell or hold securities and should be evaluated independently of any other rating.  The rating is subject to revision or withdrawal at any time.

Optional Make-Whole Redemption and Redemption at Par Prior to Maturity

Prior to the Applicable Par Call Date (as defined below), the 3.000% Notes due 2021, the 3.250% Notes due 2024, the 3.625% Notes due 2028 and the 4.000% Notes due 2048 will be redeemable at any time, in whole or from time to time in part, at 3M Company’s option at a redemption price equal to the greater of

•                  100% of the principal amount of the notes to be redeemed, and

•                  as determined by the quotation agent (as defined below), the sum of (a) the present value of the payment of principal on the notes to be redeemed and (b) the present values of the scheduled payments of interest on such notes to be redeemed that would have been payable from the date of redemption to the Applicable Par Call Date (not including any portion of such payments of interest accrued to the date of redemption, each discounted to the redemption date on a semi-annual basis assuming a 360-day year consisting of twelve 30-day months at the treasury rate (as defined below) plus, in the case of the 3.000% Notes due 2021, 5 basis points, in the case of the 3.250% Notes due 2024, 7.5 basis points, in the case of the 3.625% Notes due 2028, 10 basis points, or in the case of the 4.000% Notes due 2048, 15 basis points, plus, in the case of both clauses above, accrued and unpaid interest on the notes to be redeemed to the redemption date.

In addition, at any time on or after the Applicable Par Call Date, each of the 3.000% Notes due 2021, the 3.250% Notes due 2024, the 3.625% Notes due 2028 and the 4.000% Notes due 2048 will be redeemable, in whole but not in part at 3M Company’s option, at a redemption price equal to 100% of the principal amount of the notes plus accrued interest thereon to the date of redemption.

“Applicable Par Call Date” means (1) with respect to the 3.000% Notes due 2021, August 14, 2021 (one month prior to the maturity of the 3.000% Notes due 2021), (2) with respect to the 3.250% Notes due 2024, January 14, 2024 (one month prior to the maturity of the 3.250% Notes due 2024), (3) with respect to the 3.625% Notes due 2028, June 14, 2028 (three months prior to the maturity of the 3.625% Notes due 2028) and (4) with respect to the 4.000% Notes due 2048, March 14, 2048 (six months prior to the maturity of the 4.000% Notes due 2048).

“Comparable treasury issue” means the United States Treasury security selected by the quotation agent as having a maturity comparable to the remaining term of notes to be redeemed as if the notes matured on the Applicable Par Call Date that would be utilized, at the time of a selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes to be redeemed.

“Comparable treasury price” means, with respect to any redemption date, (i) the average of at least three reference treasury dealer quotations for that redemption date, after excluding the highest and lowest of five or more reference treasury dealer quotations, or (ii) if the Trustee obtains fewer than five reference dealer quotations, the average of all reference treasury dealer quotations so obtained.

“Quotation agent” means the reference treasury dealer appointed by 3M Company.

“Reference treasury dealer” means (i) each of Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and Goldman Sachs & Co. LLC and their respective successors; however, if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “primary treasury dealer”), 3M Company will substitute another primary treasury dealer; and (ii) any other primary treasury dealer(s) selected by 3M Company.

“Reference treasury dealer quotations” means, with respect to each reference treasury dealer and any redemption date, the average, as determined by 3M Company, of the bid and asked prices for the comparable treasury issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by the reference treasury dealer at 5:00 p.m., New York City time, on the third business day preceding the redemption date.

“Treasury rate” means, with respect to any redemption date, the annual rate equal to the semi-annual equivalent yield to maturity of the comparable treasury issue, assuming a price of the comparable treasury issue (expressed as a percentage of its principal amount) equal to the comparable treasury price for that redemption date.

In the case of a partial redemption of the 3.000% Notes due 2021, the 3.250% Notes due 2024, the 3.625% Notes due 2028 or the 4.000% Notes due 2048, selection of the notes for redemption will be made pro rata, if commercially practicable in accordance with the procedures of DTC or the relevant depositary, and if not, then by lot or such other method as required in accordance with the procedures of DTC or the relevant depositary. The notes will be redeemed in denominations of $2,000 and integral multiples of $1,000 in excess thereof.  Notice of any redemption will be mailed by first class mail at least 30 days but not more than 60 days before the redemption date to each holder of the notes to be redeemed at its registered address. If any notes are to be redeemed in part only, the notice of redemption that relates to such notes will state the portion of such notes to be redeemed.  New notes in principal amounts of at least $2,000 equal to the unredeemed portion of the notes will be issued in the name of the holder of the notes upon surrender for cancellation of the original notes.  Unless 3M Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or the portions of the notes called for redemption.

Supplemental Information Concerning LIBOR

If you purchase a LIBOR note, your note will bear interest at a base rate equal to the London interbank offered rate for deposits in U.S. dollars, which is referred to as “LIBOR”. In addition, the applicable LIBOR base rate will be adjusted by the Spread, specified above. LIBOR will be determined in the following manner:

•                  LIBOR will be the offered rate appearing on the designated LIBOR page, as of 11:00 A.M., London time, on the relevant LIBOR interest determination date, for deposits of the relevant index currency having the relevant index maturity beginning on the relevant interest reset date.

•                  If no rate appears on the designated LIBOR page, then LIBOR will be determined on the basis of the rates, at approximately 11:00 A.M., London time, on the relevant LIBOR interest determination date, at which deposits of the following kind are offered to prime banks in the London interbank market by four major banks in that market selected by the calculation agent, after consultation with us: deposits of the index currency having the relevant index maturity, beginning on the relevant interest reset date, and in a representative amount. The calculation agent will request the principal London office of each of these banks to provide a quotation of its rate. If at least two quotations are provided, LIBOR for the relevant LIBOR interest determination date will be the arithmetic mean of the quotations.

•                  If fewer than two quotations are provided as described in the prior paragraph, LIBOR for the relevant LIBOR interest determination date will be the arithmetic mean of the rates for loans of the following kind to leading European banks quoted, at approximately 11:00 A.M., in the principal financial center, on that LIBOR interest determination date, by three major banks in that financial center selected by the calculation agent: loans of the index currency having the relevant index maturity, beginning on the relevant interest reset date, and in a representative amount.

•                  If fewer than three banks selected by the calculation agent are quoting as described in the prior paragraph, LIBOR for the new interest period will be LIBOR in effect for the prior interest period. If the initial base rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

Notwithstanding the above, if we determine on or prior to the relevant Interest Determination Date, after consultation with an independent financial advisor selected by us in our sole discretion, that LIBOR has ceased to be calculated or administered or is no longer viewed as an acceptable benchmark rate in accordance with accepted market practice for debt obligations such as the Floating Rate Notes, then we will appoint in our sole discretion an independent financial advisor (the “IFA”) to determine whether there is a substitute or successor base rate to LIBOR that is consistent with accepted market practice for debt obligations such as the Floating Rate Notes (the “Alternative Rate”). If the IFA determines that there is an Alternative Rate, for each future Interest Determination

Date, the calculation agent shall use such Alternative Rate as a substitute for LIBOR in calculating the interest rate on the Floating Rate Notes. As part of such substitution, the calculation agent will make such adjustments to the Alternative Rate or the spread thereon, as well as the business day convention, Interest Determination Dates, Interest Reset Dates and related provisions and definitions (“Adjustments”), in each case that are consistent with accepted market practice for the use of such Alternative Rate, all as determined and directed by the IFA; provided, however, that the calculation agent shall not be required to implement any such Adjustments that affects its own rights, duties or immunities under the Indenture, the Calculation Agency Agreement or otherwise. If the IFA determines that there is no such Alternative Rate as provided above, LIBOR will be equal to the rate of interest in effect with respect to the immediately preceding Interest Determination Date or, in the case of the initial Interest Determination Date, the rate of interest will be equal to the Initial Interest Rate.

Supplemental Risk Factor with Respect to the Fixed Rate Notes

If interest rates increase, in most cases the market value of the notes will decrease and, if you sell the notes prior to maturity, you will receive less than the principal amount of the notes.

Supplemental Risk Factor with Respect to the Floating Rate Notes

Reform and impending regulation of LIBOR could adversely affect interest paid on, and could result in certain changes to the terms of, the Floating Rate Notes due 2024.

The Floating Rate Notes due 2024 will bear interest at a floating rate based on LIBOR. LIBOR and other “benchmark” rates are the subject of ongoing national and international regulatory reform. For example, on July 27, 2017, the UK Financial Conduct Authority announced that it will no longer persuade or compel banks to submit rates for the calculation of the LIBOR benchmark after 2021 (the “FCA Announcement”). The FCA Announcement indicates that the continuation of LIBOR on the current basis cannot and will not be guaranteed after 2021. Following the implementation of such reforms or any other reforms to LIBOR or other benchmark rates that may be enacted in the United Kingdom, the European Union or elsewhere, the manner of administration of such benchmarks may change, with the result that such benchmarks may perform differently than in the past, such benchmarks could be eliminated entirely, or there could be other consequences which cannot be predicted. If LIBOR ceases to be calculated or administered or is no longer viewed as an acceptable benchmark rate, this could result in an adjustment to the spread or other related provisions of the Floating Rate Notes due 2024, or result in other consequences in respect of the Floating Rate Notes due 2024. We can give no assurance that we and the calculation agent will be able to identify an Alternative Rate (as defined herein). If LIBOR ceases to be calculated or administered or is no longer viewed as an acceptable benchmark rate, there can be no guarantee that an agreed-upon Alternative Rate will be in place. If no Alternative Rate can be determined, the relevant rate of interest will be equal to the rate of interest in effect with respect to the immediately preceding Interest Determination Date (which, in the case of the initial Interest Determination Date applicable to the Floating Rate Notes due 2024, will be equal to the Initial Interest Rate and the return received therefrom by holders of the Floating Rate Notes due 2024 may be different from the return received if the relevant floating interest rate was reset on the relevant Interest Reset Date using the 3-month U.S. dollar LIBOR, as applicable. Moreover, even if an Alternative Rate is identified, the return received by holders of the Floating Rate Notes due 2024 may be different using such Alternative Rate from the return received using the 3-month U.S. dollar LIBOR.

Supplemental Information Concerning Plan of Distribution

Reference is made to the “Plan of Distribution” section of 3M Company’s prospectus supplement, dated May 5, 2017, relating to 3M Company’s offering of its Medium-Term Notes, Series F of which the notes offered hereby are a part.  The following information supplements such Plan of Distribution:

It is expected  that delivery of the notes will be made against payment therefor on or about September 14, 2018, which is the third business day following the date of pricing of the notes (this settlement cycle being referred to as “T+3”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on any date prior to two business days before delivery will be required, by virtue of the fact that the notes initially will settle in T+3, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.

Some of the Agents and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with 3M Company or 3M Company’s affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

The Agents and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging financing and brokerage activities.  Certain of the Agents and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for 3M Company or its affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their business activities, the Agents and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers.  Such investments and securities activities may involve securities and/or instruments of 3M Company or its affiliates.  The Agents or their affiliates may have a lending relationship with 3M Company and certain of the Agents or their affiliates routinely hedge, have hedged and are likely in the future to hedge, or may hedge, their credit exposure to 3M Company consistent with their customary risk management policies.  Typically, these Agents and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation by entering into positions in 3M Company’s securities, including potentially the notes offered hereby.  Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby.  The Agents and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

The Issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Citigroup Global Markets Inc. toll free at (800) 831-9146, Deutsche Bank Securities Inc. toll-free at (800) 503-4611 and Goldman Sachs & Co. LLC toll-free at (866) 471-2526.